As filed with the Securities and Exchange Commission on September 29, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

M&T BANK CORPORATION

(Exact name of registrant as specified in its charter)

NEW YORK

(State or other jurisdiction of

incorporation or organization)

16-0968385

(I.R.S. Employer

Identification No.)

ONE M&T PLAZA

BUFFALO, NEW YORK 14203

(716) 635-4000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

LAURA P. O’HARA, ESQ.

EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL

M&T BANK CORPORATION

ONE M&T PLAZA

BUFFALO, NEW YORK 14203

(716) 842-5445

(Name, address, including zip code, and telephone number, including area code, of agent for service of each registrant)

Copy to:

JOHN J. ZAK, ESQ.

CRAIG M. FISCHER, ESQ.

HODGSON RUSS LLP

THE GUARANTY BUILDING

140 PEARL STREET, SUITE 100

BUFFALO, NEW YORK 14202-4040

(716) 856-4000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  ☐

If this Form is post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective Registration Statement for the same offering.  ☐

If this Form is a Registration Statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a Registration Statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Debt Securities (4)	(1)	(1)(2)	(1)(2)	N/A
Preferred Stock, par value $1.00 per share	(1)	(1)(2)	(1)(2)	N/A
Depositary Shares	(1)(3)	(1)(2)	(1)(2)	N/A
Common Stock, par value $0.50 per share	(1)	(1)(2)	(1)(2)	N/A
Warrants (5)	(1)	(1)(2)	(1)(2)	N/A
Total	(1)(3)	100%		(2)

(1)

The securities of each class may be offered and sold by the registrant and/or may be offered and sold, from time to time, by one or more selling securityholders to be identified in the future. The selling securityholders may purchase the securities directly from the registrant, or from one or more underwriters, dealers or agents. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(2)

An indeterminate aggregate number and amount of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices, subject to authorization by the registrant’s board of directors. The preferred stock, depositary shares and warrants may be convertible into or exercisable or exchangeable for our common stock or other securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is deferring payment of the registration fee and will pay the registration fee subsequently in advance or on a pay-as-you-go basis.

(3)

Such indeterminate number of depositary shares to be evidenced by depositary receipts issued pursuant to a deposit agreement. In the event the registrant elects to offer to the public whole or fractional interests in shares of preferred stock registered hereunder, depositary receipts will be distributed to those persons purchasing such interests and such shares will be issued to the depositary under the deposit agreement.

(4)	Debt securities registered hereunder may be senior or subordinated.
(5)	Warrants represent rights to purchase debt securities, common stock, depository shares or preferred stock registered hereunder.

PROSPECTUS

M&T BANK CORPORATION

Debt Securities

Preferred Stock

Depositary Shares

Common Stock

Warrants

These securities of each class listed above may be offered and sold, from time to time, by M&T Bank Corporation in one or more offerings, subject to approval from M&T Bank Corporation’s Board of Directors, and also may be offered and sold by one or more selling securityholders to be identified in the future in one or more offerings. Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “M&T”, “we”, “us”, “our” or similar references mean M&T Bank Corporation.

We or one or more selling securityholders may offer and sell the securities to or through one or more underwriters, dealers or agents as designated from time to time, or directly to purchasers, or through a combination of these methods, on a continuous or delayed basis. We or selling securityholders may offer the securities in amounts, at prices and on terms to be determined by market conditions and other factors at the time of the offering. This prospectus describes only the general terms of these securities and the general manner in which we or selling securityholders will offer these securities. The specific terms of any securities we or selling securityholders offer will be included in one or more supplements to this prospectus. Such prospectus supplements will describe the specific manner in which we or selling securityholders will offer the securities and also may add, update or change information contained in this prospectus.

You should read this prospectus and any applicable prospectus supplement and the documents incorporated by reference herein or therein carefully before you invest in the securities described in the applicable prospectus supplement. You should also read the documents we have referred you to in the “Where You Can Find More Information” section of this prospectus for information about us, including our financial statements. This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement and a pricing supplement, if any.

We will provide the specific terms of these securities in supplements to this prospectus. Our common stock is traded on the New York Stock Exchange under the symbol “MTB.” We will provide information in the prospectus supplement for the trading market, if any, for any other securities we or selling securityholders may offer.

Investing in any of our securities involves certain risks. You should carefully consider the risks relating to investing in our securities and each of the other risk factors described under the heading “Risk Factors” on page 5 of this prospectus and in the applicable prospectus supplement and in the documents incorporated herein by reference before buying any of our securities.

M&T Securities, Inc. is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and may participate in distributions of the securities referred to above. Accordingly, the participation of such entity in the offerings of such securities will conform to the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in FINRA Rule 5121.

These securities are not savings accounts, deposits or other obligations of any bank and are not guaranteed by Manufacturers and Traders Trust Company, Wilmington Trust, National Association or any other bank. These securities are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 29, 2021.

You should rely only on the information we have provided or incorporated by reference in this prospectus. We have not authorized any person to provide you with additional or different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the cover page of this prospectus or that any information we have incorporated by reference is accurate as of any date other than the date of the documents incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement (the “Registration Statement”) that we filed with the Securities and Exchange Commission (the “SEC”), under the Securities Act utilizing a “shelf” registration process. The prospectus does not contain all information included in the Registration Statement as permitted by the rules and regulations of the SEC. You may review a copy of the Registration Statement through the SEC’s internet site, as described below. Under this shelf registration process, we are registering an unspecified amount of each class of the securities described in this prospectus, and may offer and sell any combination of these securities in one or more offerings. Each time we offer and sell securities, we will provide a prospectus supplement that will contain information about the terms of the offering and the securities being offered and, if necessary, a pricing supplement that will contain the specific terms of the securities. The prospectus supplement and, if necessary, the pricing supplement, may also add, update or change information contained in this prospectus. Any information contained in this prospectus will be deemed to be modified or superseded by any inconsistent information contained in a prospectus supplement or a pricing supplement. You should carefully read this prospectus and any prospectus supplement and pricing supplement, together with the additional information described below under the heading “Where You Can Find More Information.” This prospectus and any prospectus supplement or pricing supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described therein, or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.

ABOUT M&T BANK CORPORATION

M&T Bank Corporation is a New York business corporation, which is registered as a financial holding company under the Bank Holding Company Act of 1956, as amended, and as a bank holding company under Article III-A of the New York Banking Law. The principal executive offices of M&T are located at One M&T Plaza, Buffalo, New York 14203. The telephone number for M&T is (716) 635-4000. At June 30, 2021, M&T had two wholly owned bank subsidiaries: Manufacturers and Traders Trust Company and Wilmington Trust, National Association. The banks collectively offer a wide range of retail and commercial banking, trust and wealth management, and investment services to their customers.

FORWARD-LOOKING STATEMENTS

This prospectus and other publicly available documents, including the documents incorporated herein by reference, may include and our representatives may from time to time make projections and statements which may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about our business and management’s beliefs and assumptions made by management.

Statements regarding the potential effects of the Coronavirus Disease 2019 (“COVID-19”) pandemic on our business, financial condition, liquidity and results of operations may constitute forward-looking statements and are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control, including the scope and duration of the pandemic, actions taken by governmental authorities in response to the pandemic, and the direct and indirect impact of the pandemic on customers, clients, third parties and us. Statements regarding our expectations or predictions regarding the proposed transaction between M&T and People’s United Financial, Inc. (“People’s United”) also are forward-looking statements, including statements regarding the expected timing, completion and effects of the proposed transaction as well as M&T’s and People’s United’s expected financial results, prospects, targets, goals and outlook.

Any statement that does not describe historical or current facts is a forward-looking statement. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could,” or “may,” or by variations of such words or by similar expressions. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Future Factors”), which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Forward-looking statements speak only as of the date they are made and, except as required by applicable law, we assume no duty to update forward-looking statements.

Future Factors include risks, predictions and uncertainties relating to:

•	the impact of the COVID-19 pandemic;

•	the proposed transaction between M&T and People’s United;

•	changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity;

•	prepayment speeds, loan originations, credit losses and market values on loans, collateral securing loans and other assets;

•	sources of liquidity;

•	common shares outstanding;

•	common stock price volatility;

•	fair value of and number of stock-based compensation awards to be issued in future periods;

•	the impact of changes in market values on trust-related revenues;

•	legislation and/or regulation affecting the financial services industry as a whole, and M&T and its subsidiaries individually or collectively, including tax legislation or regulation;

•	regulatory supervision and oversight, including monetary policy and capital requirements;

•	changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board, regulatory agencies or legislation;

•	increasing price and product/service competition by competitors, including new entrants;

•	rapid technological developments and changes;

•	the ability to continue to introduce competitive new products and services on a timely, cost-effective basis;

•	the mix of products/services;

•	containing costs and expenses;

•	governmental and public policy changes;

•	protection and validity of intellectual property rights;

•	reliance on large customers;

•	technological, implementation and cost/financial risks in large, multi-year contracts;

•	the outcome of pending and future litigation and governmental proceedings, including tax-related examinations and other matters;

•	continued availability of financing;

•	financial resources in the amounts, at the times and on the terms required to support M&T and its subsidiaries’ future businesses; and

•

material differences in the actual financial results of merger, acquisition and investment activities compared with M&T’s initial expectations, including the full realization of anticipated cost savings and revenue enhancements.

These are representative of the Future Factors that could affect the outcome of the forward-looking statements. In addition, such statements could be affected by general industry and market conditions and growth rates, general economic and political conditions, either nationally or in the states in which M&T and its subsidiaries do business, including interest rate and currency exchange rate fluctuations, changes and trends in the securities markets, and other Future Factors.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website that contains reports, proxy and information statements and other information about issuers, like us, that file electronically with the SEC. The address of that site is http://www.sec.gov.

We also maintain a website where you can obtain information about us and Manufacturers and Traders Trust Company. Our website includes our annual, quarterly and current reports, together with any amendments to these reports, as well as certain other SEC filings, as soon as reasonably practicable after they are electronically filed with or furnished to the SEC. Our website address is http://www.mtb.com. The information contained on our website is not part of this prospectus.

In this prospectus, as permitted by law, we “incorporate by reference” information from other documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be reviewed with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. Certain of the information incorporated by reference herein has not been audited by an independent registered public accounting firm.

We incorporate by reference the documents listed below and any documents we file with the SEC subsequent to the date of this prospectus under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (other than those documents or portions of those documents that may be “furnished” and not filed with the SEC) until our offerings are completed:

•	Annual Report on Form 10-K for the year ended December 31, 2020;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021;

•	Current Reports on Form 8-K filed on February 10, 2021, February 22, 2021, February 25, 2021, April 22, 2021, May 18, 2021, May 26, 2021, August 10, 2021 and August 17, 2021;

•	Definitive Proxy Statement on Schedule 14A for the 2021 Annual Meeting of Shareholders held on April 20, 2021, filed on March 8, 2021; and

•

The description of M&T’s common stock and preferred stock contained in the Registration Statement on Form 8-A filed on May 20, 1998, including any other amendment or reports filed for the purpose of updating such description.

You may request a copy of any of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to or telephoning us at the following address and telephone number:

M&T Bank Corporation

One M&T Plaza

Buffalo, New York 14203

Attention: Investor Relations

Telephone Number: (716) 842-5138

In addition, as required by Article 11 of Regulation S-X, the unaudited pro forma combined condensed financial statements of M&T as of and for the six months ended June 30, 2021 and for the year ended December 31, 2020, reflecting the proposed transaction between M&T and People’s United, have been filed as Exhibit 99(a) to the Registration Statement of which this prospectus is a part and are included herein.

RISK FACTORS

Investing in our securities involves certain risks. Before you invest in any of our securities, in addition to the other information included in, or incorporated by reference into, this prospectus, you should carefully consider the risk factors contained in Item 1A under the caption “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2020, which is incorporated into this prospectus by reference, as updated by our annual or quarterly reports for subsequent fiscal years or fiscal quarters that we file with the SEC and that are so incorporated. See “Where You Can Find More Information” for information about how to obtain a copy of these documents. You should also carefully consider the risks and other information that may be contained in, or incorporated by reference into, any prospectus supplement relating to specific offerings of securities.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of any securities offered by us under this prospectus in the manner and for the purpose as set forth in the applicable prospectus supplement. Unless set forth in an accompanying prospectus supplement, we will not receive any proceeds in the event that securities are sold by a selling securityholder.

VALIDITY OF SECURITIES

The validity of the securities will be passed upon for us by Hodgson Russ LLP, Buffalo, New York, or by counsel identified in the applicable prospectus supplement, and for any underwriters or agents by counsel selected by such underwriters or agents identified in the applicable prospectus supplement or, if necessary, the applicable pricing supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of M&T Bank Corporation for the year ended December 31, 2020, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of People’s United as of December 31, 2020 and 2019, and for each of the years in the three-year period ended December 31, 2020 have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

M&T BANK CORPORATION

DEBT SECURITIES

PREFERRED STOCK

DEPOSITARY SHARES

COMMON STOCK

WARRANTS

PROSPECTUS

September 29, 2021

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following is an itemized statement of the estimated fees and expenses in connection with the offering of the securities registered hereunder.

Registration Statement filing fees	$(1)
Blue Sky fees and expenses	(2)
Printing and engraving expenses	(2)
Trustee, registrar and transfer agent, depositary and warrant agent fees and expenses	(2)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Rating agency fees	(2)
Miscellaneous	(2)

Total	$—

(1)

The registrant is registering an indeterminate amount of securities under this Registration Statement and in accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of any registration fee until the time the securities are sold under this Registration Statement pursuant to a prospectus supplement.

(2)	Since an indeterminate amount of securities is covered by this Registration Statement, the expenses in connection with the issuance and distribution of the securities are not currently determinable.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

With certain limitations, Sections 721 through 726 of the New York Business Corporation Law permit a corporation to indemnify a director or officer made a party to an action (i) by a corporation or in its right in order to procure a judgment in its favor unless such director or officer shall have breached his or her duties to such corporation, or (ii) other than an action by or in the right of the corporation in order to procure a judgment in its favor, if such director or officer acted in good faith and in a manner he or she reasonably believed to be in or, in certain cases, not opposed to such corporation’s best interests, and additionally, in criminal actions or proceedings, has no reasonable cause to believe his or her conduct was unlawful.

The Amended and Restated Bylaws of M&T Bank Corporation (the “Bylaws”) (Article V) provide the following:

SECTION 1. Right of Indemnification: Each director and officer of the Corporation, whether or not then in office, and any person whose testator or intestate was such a director or officer, shall be indemnified by the Corporation for the defense of, or in connection with, any threatened, pending or completed actions or proceedings and appeals therein, whether civil, criminal, governmental, administrative or investigative, in accordance with and to the fullest extent permitted by the Business Corporation Law of New York or other applicable law, as such law now exists or may hereafter be amended; provided, however, that the Corporation shall provide indemnification in connection with an action or proceeding (or part thereof) initiated by such a director or officer only if such action or proceeding (or part thereof) was authorized by the Board of Directors.

SECTION 2. Advancement of Expenses: Expenses incurred by a director or officer in connection with any action or proceeding as to which indemnification may be given under Section 1 of Article V of the Bylaws may be paid by the Corporation in advance of the final disposition of such action or proceeding upon (a) receipt of an undertaking by or on behalf of such director or officer to repay such advancement in the event that such director or officer is ultimately found not to be entitled to indemnification as authorized by Article V of the Bylaws and (b) approval by the Board of Directors acting by a quorum consisting of directors who are not parties to such action or proceeding or, if such a quorum is not obtainable, then approval by stockholders. To the extent permitted by law, the Board of Directors or, if applicable, the stockholders, shall not be required under Section 2 of the Bylaws, to find that the director or officer has met the applicable standard of conduct provided by law for indemnification in connection with such action or proceeding.

SECTION 3. Availability and Interpretation: To the extent permitted under applicable law, the rights of indemnification and to the advancement of expenses provided in Article V of the Bylaws (a) shall be available with respect to events occurring prior to the adoption of Article V of the Bylaws, (b) shall continue to exist after any recision or restrictive amendment of Article V of the Bylaws with respect to events occurring prior to such recision or amendment, (c) may be interpreted on the basis of applicable law in effect at the time of the occurrence of the event or events giving rise to the action or proceeding, or on the basis of applicable law in effect at the time such rights are claimed, and (d) are in the nature of contract rights which may be enforced in any court of competent jurisdiction as if the Corporation and the director or officer for whom such rights are sought were parties to a separate written agreement.

SECTION 4. Other Rights: The rights of indemnification and to the advancement of expenses provided in Article V of the Bylaws shall not be deemed exclusive of any other rights to which any such director, officer or other person may now or hereafter be otherwise entitled whether contained in the certificate of incorporation, the Bylaws, a resolution of stockholders, a resolution of the Board of Directors, or an agreement providing such indemnification, the creation of such other rights being hereby expressly authorized. Without limiting the generality of the foregoing, the rights of indemnification and to the advancement of expenses provided in Article V of the Bylaws shall not be deemed exclusive of any rights, pursuant to statute or otherwise, of any such director, officer or other person in any such action or proceeding to have assessed or allowed in his or her favor, against the Corporation or otherwise, his or her costs and expenses incurred therein or in connection therewith or any part thereof.

SECTION 5. Severability: If Article V of the Bylaws or any part hereof shall be held unenforceable in any respect by a court of competent jurisdiction, it shall be deemed modified to the minimum extent necessary to make it enforceable, and the remainder of Article V of the Bylaws shall remain fully enforceable.

As permitted by Section 402(b) of the New York Business Corporation Law, Article SEVENTH of M&T Bank Corporation’s Restated Certificate of Incorporation, as amended, provides as follows:

SEVENTH: As to any act or omission occurring after the adoption of this provision, a director of the Corporation shall, to the maximum extent permitted by the laws of the State of New York, have no personal liability to the Corporation or any of its stockholders for damages for any breach of duty as a director, provided that this Article SEVENTH shall not eliminate or reduce the liability of a director in any case where such elimination or reduction is not permitted by law.

ITEM 16. EXHIBITS.

The exhibits filed (unless otherwise noted) as a part of this Registration Statement are as follows:

EXHIBIT NO.	EXHIBIT

(1)(a)	Form of Underwriting Agreement for Common Stock, Preferred Stock, Depositary Shares and Warrants, incorporated by reference to Exhibit 1(c) to Registration Statement on Form S-3 (File No. 333-122147), filed with the SEC on January 19, 2005.

(1)(b)	Form of Underwriting Agreement for Debt Securities, incorporated by reference to Exhibit 1(b) to Registration Statement on Form S-3 (File No. 333-122147), filed with the SEC on January 19, 2005.

EXHIBIT NO.	EXHIBIT

(4)(a)	Restated Certificate of Incorporation of M&T Bank Corporation dated November 18, 2010, incorporated by reference to Exhibit 3.1 to M&T’s Current Report on Form 8-K (File No. 001-09861), filed with the SEC on November 19, 2010.

(4)(b)	Certificate of Amendment to Restated Certificate of Incorporation of M&T Bank Corporation with respect to Perpetual Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series D, dated May 26, 2011, incorporated by reference to Exhibit 3.1 to M&T’s Current Report on Form 8-K (File No. 001-09861), filed with the SEC on May 31, 2011.

(4)(c)	Certificate of Amendment to Restated Certificate of Incorporation of M&T Bank Corporation dated April 19, 2013, incorporated by reference to Exhibit 3.1 to M&T’s Current Report on Form 8-K (File No. 001-09861), filed with the SEC on April 22, 2013.

(4)(d)	Certificate of Amendment to Restated Certificate of Incorporation of M&T Bank Corporation with respect to Perpetual Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series E, dated February 11, 2014, incorporated by reference to Exhibit 3.1 to M&T’s Current Report on Form 8-K (File No. 001-09861), filed with the SEC on February 11, 2014.

(4)(e)	Certificate of Amendment to Restated Certificate of Incorporation of M&T Bank Corporation with respect to Perpetual Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series F, dated October 27, 2016, incorporated by reference to Exhibit 3.1 of M&T’s Current Report on Form 8-K (File No. 001-09861), filed with the SEC on October 28, 2016.

(4)(f)	Certificate of Amendment to Restated Certificate of Incorporation of M&T Bank Corporation with respect to Perpetual 5.0% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series G, dated July 29, 2019, incorporated by reference to Exhibit 3.1 of M&T’s Current Report on Form 8-K (File No. 001-09861), filed with the SEC on July 30, 2019.

(4)(g)	Certificate of Amendment to Restated Certificate of Incorporation of M&T Bank Corporation with respect to Perpetual 3.500% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series I, dated August 12, 2021, incorporated by reference to Exhibit 3.1 of M&T’s Current Report on Form 8-K (File No. 001-09861), filed with the SEC on August 17, 2021.

(4)(h)	Amended and Restated Bylaws of M&T Bank Corporation, effective April 17, 2018, incorporated by reference to Exhibit 3.2 to M&T’s Current Report on Form 8-K (File No. 001-09681), filed with the SEC on April 20 ,2018.

(4)(i)	Form of Deposit Agreement (including Form of Depositary Receipt), incorporated by reference to Exhibit 4(a) to Registration Statement on Form S-3 (File No. 333-122147), filed with the SEC on January 19, 2005.

(4)(j)	Form of Senior Indenture, incorporated by reference to Exhibit 4(b) to Registration Statement on Form S-3 (File No. 333-122147), filed with the SEC on January 19, 2005.

(4)(k)	Form of Senior Debt Security, incorporated by reference to Exhibit 4(c) to Registration Statement on Form S-3 (File No. 333-122147), filed with the SEC on January 19, 2005.

(4)(l)	Indenture, dated as of May 24, 2007, by and between M&T Bank Corporation and The Bank of New York (as Trustee) (now doing business as The Bank of New York Mellon), incorporated by reference to Exhibit 4.2 to M&T’s Current Report on Form 8-K (File No. 001-09861), filed with the SEC on May 29, 2007.

(4)(m)	First Supplemental Indenture, dated as of May 24, 2007, by and between M&T Bank Corporation and The Bank of New York (as Trustee) (now doing business as The Bank of New York Mellon), incorporated by reference to Exhibit 4.1 to M&T’s Current Report on Form 8-K (File No. 001-09861), filed with the SEC on May 29, 2007.

EXHIBIT NO.	EXHIBIT

(4)(n)	Second Supplemental Indenture, dated as of July 26, 2018, by and between M&T Bank Corporation and The Bank of New York Mellon, incorporated by reference to Exhibit 4.1 to M&T’s Current Report on Form 8-K (File No. 001-09861), filed with the SEC on July 26, 2018.

(4)(o)	Form of Subordinated Indenture, incorporated by reference to Exhibit 4(d) to Registration Statement on Form S-3 (No. 333-122147), filed with the SEC on January 19, 2005.

(4)(p)	Form of Subordinated Debt Security, incorporated by reference to Exhibit 4(e) to Registration Statement on Form S-3 (No. 333-122147), filed with the SEC on January 19, 2005.

(4)(q)	Form of Warrant Agreement (including Form of Warrant Certificate), incorporated by reference to Exhibit 4(f) to Registration Statement on Form S-3 (No. 333-122147), filed with the SEC on January 19, 2005.

(4)(r)	Form of Junior Subordinated Indenture, incorporated by reference to Exhibit 4(g) to M&T’s Registration Statement on Form S-3 (No. 333-122147), filed with the SEC on January 19, 2005.

(5)(a)	Opinion of Hodgson Russ LLP.**

(23)(a)	Consent of PricewaterhouseCoopers LLP.**

(23)(b)	Consent of KPMG LLP.**

(23)(c)	Consent of Hodgson Russ LLP (included in Exhibit (5)(a)).**

(25)(a)	Form T-1 Statement of Eligibility to act as trustee under the Senior Indenture.***

(25)(b)	Form T-1 Statement of Eligibility to act as trustee under the Subordinated Indenture.***

(25)(c)	Form T-1 Statement of Eligibility to act as trustee under the Junior Subordinated Indenture.***

(25)(d)	Form T-1 Statement of Eligibility of The Bank of New York Mellon to act as trustee under the Indenture dated as of May 24, 2007.**

(99)(a)	Unaudited pro forma combined condensed financial statements of M&T as of and for the six months ended June 30, 2021 and for the year ended December 31, 2020.**

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.
**	Filed herewith.
***	To be filed by amendment or pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining any liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however , that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for the purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 of the Registration Statement, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person, in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8) To file an application for the purpose of determining the eligibility of the trustees to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and the registrant regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buffalo, State of New York, on September 29, 2021.

M&T BANK CORPORATION

By:	/s/ René F. Jones
René F. Jones
Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 29, 2021.

Signature	Title

/s/ René F. Jones René F. Jones	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Darren J. King Darren J. King	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Michael R. Spychala Michael R. Spychala	Senior Vice President and Controller (Principal Accounting Officer)

/s/ Robert T. Brady Robert T. Brady	Vice Chairman of the Board and Director

/s/ C. Angela Bontempo C. Angela Bontempo	Director

/s/ Calvin G. Butler, Jr. Calvin G. Butler, Jr.	Director

/s/ T. Jefferson Cunningham III T. Jefferson Cunningham III	Director

/s/ Gary N. Geisel Gary N. Geisel	Director

/s/ Leslie V. Godridge Leslie V. Godridge	Director

/s/ Richard S. Gold Richard S. Gold	President, Chief Operating Officer and Director

Signature	Title

/s/ Richard A. Grossi Richard A. Grossi	Director

/s/ Richard H. Ledgett, Jr. Richard H. Ledgett, Jr.	Director

/s/ Newton P.S. Merrill Newton P.S. Merrill	Director

/s/ Kevin J. Pearson Kevin J. Pearson	Vice Chairman and Director

/s/ Melinda R. Rich Melinda R. Rich	Director

/s/ Robert E. Sadler, Jr. Robert E. Sadler, Jr.	Director

/s/ Denis J. Salamone Denis J. Salamone	Director

/s/ John R. Scannell John R. Scannell	Director

/s/ David S. Scharfstein David S. Scharfstein	Director

/s/ Rudina Seseri Rudina Seseri	Director

/s/ Herbert L. Washington Herbert L. Washington	Director